UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 20, 2005

HAMPTON CONSULTING CORP

(Exact name of registrant as specified in its charter)

Utah	0-12993	87-0373840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

207 S. Main, Pratt, Kansas 67124

(Address of Principal Executive Office) (Zip Code)

620-672-3472

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers

On June 20, 2005 Nicholis Repke resigned as President and his position on the Board of Directors of  STRATEGIC FUTURES & OPTIONS, INC., a wholly owned subsidiary of HAMPTON CONSULTING CORP. The resignation was for personal reasons and not as a result of any disagreement with respect to the company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HAMPTON CONSULTING CORP

By:	/s/ VON B. HAMPTON
VON B. HAMPTON DIRECTOR

Dated:  July 22, 2005